As filed with the Securities and Exchange
Commission on November 22, 1996

                            Registration No. 333-4523


SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549


AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933


EXCEL TECHNOLOGY, INC.
(Exact name of Registrant as specified in its charter)

                      DELAWARE    11-2780242
           (State or other jurisdiction of (I.R.S. Employer incorporation or organization) Identification Number)

                                  J. DONALD HILL,
PRESIDENT
                                  Excel Technology, Inc.
                          45 Adams Avenue                     45 Adams
Avenue
                      Hauppauge, New York 11788      Hauppauge, New
York 11788
                           (516) 273-6900  (516) 273-6900
                 (Address, including zip code, and     (Name, address,
including zip
                  telephone number, including area    code, and
telephone number,
                  code, of Registrant's principal   including area
code, of
                         executive offices) agent for service)


     Copies of all communications, including all communications sent to the agent for service, should be sent to:
LEONARD J. BRESLOW, ESQ.
Breslow & Walker, LLP
875 Third Avenue
New York, New York  10022
(212) 832-1930

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.
X

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering._________

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement becomes effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                                          CALCULATION OF REGISTRATION FEE


Title of Each Class of Securities
to be Registered
Amount
to be
Registered
Proposed
Maximum
Offering
Price Per
Share
Proposed
Maximum
Aggregate
Offering Price
Amount of
Registration
Fee
Common Stock, par value $0.001 per share (1)265,100$8.625(1)$2,286,488$789Total Registration Fee . . . . . . . . .$789

<F1>
_______________

(1)     Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the
        Securities Act of 1933, as amended. Represents the average of the high and low prices of the Common Stock as quoted on NASDAQ on November 20, 1996.

     Pursuant to Rule 416 of the Securities Act of 1933, this
Registration Statement also relates to such additional indeterminate number of shares of Common Stock as may become issuable by reason of stock splits, dividends and similar adjustments, in accordance with the anti-dilution provisions of the warrants.

               Subject to Completion, Dated November 22, 1996



                           EXCEL TECHNOLOGY, INC.


                       265,100 Shares of Common Stock

                          ________________________



   This Prospectus covers 265,100 shares (the "Shares") of common stock, par value $.001 per share (the "Common
Stock"), of Excel Technology, Inc. (the "Company"), which may be sold, from time to time, by the selling stockholders named herein (the "Selling Stockholders"). The Shares have been issued or are issuable to the Selling Stockholders pursuant to the exercise of warrants (the "Warrants") of the Company. The
Company has received or will receive various amounts ranging from $4.00 to $6.375 per Share, subject to adjustment, upon the exercise of the Warrants.

   The Common Stock is traded on the NASDAQ National
Market System (the "NASDAQ/NMS") under the symbol XLTC, and on November 20, 1996, the last sale price of the Common
Stock was $8.375 per share.


   SEE "RISK FACTORS" COMMENCING ON PAGE 6 OF
THE PROSPECTUS FOR CERTAIN CONSIDERATIONS
RELEVANT TO AN INVESTMENT IN THE COMMON
STOCK.


   THE SECURITIES TO BE ISSUED PURSUANT TO
THIS PROSPECTUS HAVE NOT BEEN APPROVED OR
DISAPPROVED BY THE SECURITIES AND EXCHANGE
COMMISSION OR BY ANY STATE SECURITIES
COMMISSION NOR HAS THE COMMISSION OR ANY
STATE SECURITIES COMMISSION PASSED UPON THE
ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
ANY REPRESENTATION TO THE CONTRARY IS A
CRIMINAL OFFENSE.












               The date of this Prospectus is _________, 1996

                            AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the
"Exchange Act"), and in accordance therewith files reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C.
20549 and at the following Regional Offices of the Commission:
Chicago Regional Office, 219 South Dearborn Street, Chicago, Illinois 60604 and New York Regional Office, 14th Floor, 75
Park Place, New York, New York 10007. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C.
20549, at prescribed rates. In addition, the Commission maintains a Web site (located at http://www.sec.gov.) that contains reports, proxy statements, and other information regarding registrants that file electronically with the Commission.



                     DOCUMENTS INCORPORATED BY REFERENCE

         The following documents are incorporated by reference herein:

                 1.       Annual Report on Form 10-K for the year
                          ended December 31, 1995.

                 2.       Quarterly Reports on Form 10-Q for the
                          quarters ended March 31, 1996, June 30,
                          1996, and September 30, 1996.

                 3.       Registration Statement on Form 8-A,
                          declared effective by the Commission on
                          June 11, 1991.

         Each document filed by the Company subsequent to the date of this Prospectus pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and shall be a part hereof from the date of filing for such document.

         The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the information that has been incorporated by reference in the Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the Prospectus incorporates). Requests may be made to Excel Technology, Inc. 45 Adams Avenue,
Hauppauge, New York 11788, Attn: Mr. J. Donald Hill, (516)
273-6900.
                                 THE COMPANY

         Excel Technology, Inc. designs, develops, manufactures and markets laser systems and electro-optical components for electronics, semiconductors, and other industrial and dental applications. The word laser is an acronym for "Light Amplification by Stimulated Emission of Radiation". The essence of the laser is the ability of a photon (light energy) to stimulate the emission of other photons, each having the same wavelength (color) and direction of travel. The laser beam is so concentrated and powerful that it can produce power densities millions of times more intense than that found on the surface of the sun, capable of cutting, welding and marking industrial products, yet can be precisely controlled and directed, capable of performing delicate surgery on humans.

         Excel is a leader in systems and components for beam-steered laser marking, scientific, semiconductor and other industrial laser applications, including automated environments. Optical components for quality control and on-line test equipment serve many of the same internationally known entities. The Company also manufactures and markets lasers for dentists. Superior customer service is vital in each operating facility and has greatly contributed to Excel's revenue growth. Moreover, the Company hopes to enhance its growth via additional acquisitions and alliances.

         In October 1992, the Company acquired Quantronix Corporation, a Delaware corporation (currently named Quantronix, Inc., "Quantronix"), for Common Stock and warrants of the Company valued at approximately $9 million, in a transaction pursuant to which Quantronix became a wholly-owned subsidiary of the Company. The acquisition of Quantronix and its wholly-owned subsidiaries, Control Laser Corporation, located in Orlando, Florida (currently a wholly-owned subsidiary of Excel, "Control Laser"), Quantronix
GmbH, located in Germany ("Quantronix GmbH") and The
Optical Corporation, located in Oxnard, California ("Optical"), provided the Company with its industrial, scientific and semiconductor product lines, supplemented the Company's dental products, and provided the Company with a significant revenue base as well as established manufacturing, engineering, marketing and customer service capabilities.

         In May 1994, the Company received net proceeds of approximately $6.6 million as a result of calling for redemption its then outstanding Class A warrants. Approximately 1.24 million Class A warrants were exercised to acquire Common
Stock at $6.00 per share. The successful completion of the exercise of the Class A warrants improved the Company's balance sheet and cash position.

         On February 14, 1995, the Company acquired Cambridge Technology, Inc. ("Cambridge"), located in Cambridge, Massachusetts. Cambridge is engaged primarily in the manufacture of scanners which move a laser beam with speed and precision. Systems using these scanners have applications in laser marking and etching, high density laser printing and writing, digitized x-ray imaging, and entertainment laser light shows and displays. The Company believes that this acquisition should allow it to expand into new markets as well as enhance its present market position in the industrial marketplace. The Company acquired all of the outstanding shares of capital stock of Cambridge in exchange for $4,750,000, consisting of $4,500,000 in cash (of which $3,500,000 was paid on February
14, 1995) and $250,000 in shares of Common Stock (valued as of February 14, 1995). An additional $600,000 due to be paid on the first anniversary date of the acquisition was paid on March 5, 1996, and $400,000 will be paid on the second anniversary date of the acquisition. Pursuant to the acquisition agreement, additional payments, up to a maximum of $1,200,000 (subject to adjustment based upon Cambridge's gross margins), are to be made if Cambridge meets certain performance goals during the first two fiscal years after the acquisition. In connection therewith, the Company has so far paid $731,000 based on the attainment of performance goals as defined in the acquisition agreement. The Company utilized its own cash to finance these payments.

         On October 2, 1995, the Company acquired the Photo Research Division ("The Photo Research Division") of
Kollmorgen Instruments Corporation ("Kollmorgen").  The
Photo Research Division is engaged primarily in the business of developing, manufacturing, and marketing photometric and spectroradiometer instruments and systems (the "Business"). In accordance with an Asset Purchase Agreement, dated as of September 29, 1995, by and between Kollmorgen and Photo
Research Inc. ("Photo Research"), a wholly-owned subsidiary of the Company formed for the purpose of effecting the acquisition, Photo Research purchased from Kollmorgen substantially all of the net assets and properties utilized in connection with the Business, in consideration of $3,525,000 in cash. The Company utilized its own cash to finance the acquisition. Subsequently, the Company obtained a $3,500,000 five year term loan from U.S.Trust, the proceeds of which have been utilized by the Company to replenish its own cash used in financing the acquisition.

                 Unless the context requires otherwise, as used herein the terms "Company" and "Excel" refer to Excel Technology, Inc., its wholly-owned subsidiaries, and the wholly-owned subsidiaries of Quantronix. The Company's principal executive offices are located at 45 Adams Avenue, Hauppauge, New York 11788, and its telephone number is (516) 273-6900.

                                                       THE OFFERING
   Securities Offered:. . . . . . . . . . . . . . . .     265,100 shares of Common Stock.


Shares of Common Stock Outstanding . . . . . . . .  9,167,201(1)(2)

Risk Factors . . . . . . . . . . . . . . . . . . .  Investment in the securities offered hereby involves certain risks.  See "Risk Factors."

NASDAQ Symbol of
 Common Stock. . . . . . . . . . . . . . . . . . .  XLTC








<F1>
_________________

(1)   Does not include (i) an aggregate of 1,433,219 shares of Common Stock authorized for issuance under the
      Company's 1990 Stock Option Plan, as amended, and (ii) 2,036,475 shares of Common Stock issuable upon the exercise of outstanding warrants.
<F2>
(2)   Assumes the exercise of all of the Warrants.
                                RISK FACTORS

     The following factors, in addition to those discussed elsewhere in this Prospectus, should be carefully considered in evaluating the Company and its business.

     Uncertain Market Acceptance. The Company's overall marketing objective is to strengthen its presence in existing markets, and establish its market presence in other industrial markets. With any laser technology, there is the substantial risk that the market may not appreciate the benefits or recognize the potential applications of the technology. Market acceptance of the Company's laser products will depend, in large part, upon the ability of the Company to demonstrate the potential advantages of its laser products over other types of laser products and over similar products manufactured by other companies. There can be no assurance that the Company will be able to achieve all or any of its marketing objectives, or that the Company's products will be accepted in their intended marketplaces on any significant basis.

     Intense Competition. The laser and electro-optical component industry generally is subject to intense competition. The Company's current and proposed laser products will compete with existing and proposed products marketed by other laser manufacturers. Some of the Company's competitors are substantially larger in size and have substantially greater financial, managerial, technical and other resources than the Company. There can be no assurance that the Company will successfully differentiate its current and proposed products from the products of its competitors or that the marketplace will consider the Company's products to be superior to competing products.

     Technological Obsolescence. The laser industry is characterized by extensive research and rapid technological change. The development by others of new or improved products, processes or technologies may make the Company's current or proposed products obsolete or less competitive.
Accordingly, the Company will be required to devote continued efforts and financial resources to further develop and enhance its existing products and conduct research to develop new products.


     Compliance with Government Regulations. The Company currently is subject to the laser radiation safety regulations of the Radiation Control for Health and Safety Act administered by the National Center for Devices and Radiological Health of the
United States Food and Drug Administration (the "FDA").  The
National Center for Devices and Radiological Health is empowered to seek fines and other remedies for violations of these regulatory requirements. The Company believes it has taken all necessary action to comply with these regulations.
Moreover, the Company's dental laser products are subject to extensive FDA regulations governing the use and marketing of such devices, including the requirement that the FDA grant marketing approval of each device for use in the treatment of humans.

     Patent Protection. The Company's ability to effectively compete with other manufactures of laser products may depend upon the proprietary nature of its technologies. The Company owns several patents and has other applications pending. The Company expects to file additional patent applications in the future. While the Company believes that certain of its technology is distinct from any technology currently claimed by other companies, there can be no assurance that other companies are not investigating or developing other technologies that are similar to the Company's technology, or that any additional patents will be issued to the Company or that such patents will afford the Company sufficiently broad patent coverage to provide any significant deterrent to competitive products. Even if a competitor's products were to infringe products owned by the Company, it could be very costly for the Company to enforce its rights in an infringement action. The validity and enforceability of such patents may be significant to the Company and may be important to the success of the Company. The Company, however, believes that the best protection of proprietary technology in the laser industry comes from market position, technical innovation and product performance. There can be no assurance that any of these will be realized or maintained by the Company.

     The Company has not conducted any patent searches regarding its products and has not obtained an opinion of counsel as to the validity of its patents or patent applications. The
Company has obtained licenses under certain patents covering lasers and related technology incorporated into the Company's products. However, there may be other patents covering the Company's current or proposed products. If valid patents are infringed, the patent owner will be able to prevent the future use, sale and manufacture of the subject products by the Company and also will be entitled to damages for past infringement. Alternatively, the Company may be required to pay damages for past infringement and license fees or royalties on future sales of the infringing components of its systems. Infringement of any patents also may render the Company liable to purchasers and end-users of the infringing products. If a patent infringement claim is asserted against the Company, then, whether or not the Company is successful in defending such claim, the defense of such claim may be very costly. While the Company is unable to predict what such costs, if any, will be incurred if the Company is obligated to devote substantial financial or management resources to patent litigation, its ability to fund its operations and to pursue its business goals may be substantially impaired.

     Potential Product Liability. The testing and use of human health care products entails an inherent risk of physical injury to patients and resultant product liability litigation. While the Company has obtained product liability insurance in the amount of $2,000,000, there can be no assurance that any damages assessed against the Company in the event of suit will not exceed its coverage. In addition, the costs of defending or settling a product liability action and the negative publicity arising therefrom could have a material adverse impact on the Company, even if the Company were ultimately to prevail.

     Dependence on Suppliers. The Company relies on outside suppliers for all of its manufacturing supplies, parts and components. Most parts and components used by the Company currently are available from multiple sources. While the Company has not encountered any difficulty in obtaining these materials, there can be no assurance that, in the future, its current or alternative sources will be able to meet all of the Company's demands on a timely basis. Unavailability of necessary parts or components could require the Company to re-engineer its products to accommodate available substitutions which would increase costs to the Company and/or have a material adverse effect on manufacturing schedules, product performance and market acceptance.

     Dependence on Foreign Sales. A significant amount of the Company's product sales are made to customers outside the United States. Consequently, the Company's business is subject to the effects of any restrictions on foreign trade or investment imposed by either the United States or foreign governments.
The Company's sales also may be adversely affected by increases in the strength of the dollar relative to foreign currencies, which could have the effect of increasing the costs of the Company's products to foreign purchasers.

     Adverse Consequences Associated With Reservation of Substantial Shares of Common Stock. The Company has reserved 2,300,575 shares of Common Stock for issuance upon the exercise of outstanding warrants (including the Warrants), and has reserved 1,433,219 shares for issuance to employees, officers, directors, and consultants pursuant to the Company's 1990 Stock Option Plan, as amended. The price which the Company may receive for the Common Stock issuable upon exercise of such options and warrants, in all likelihood, will be less than the market price of the Common Stock at the time of such exercise. Consequently, for the life of such options and warrants the holders thereof are given, at little or no cost, the opportunity to profit from a rise in the market price of the Common Stock. The existence of all of the aforementioned securities may also adversely affect the terms under which the Company could obtain additional equity capital. In all likelihood, the Company would be able to obtain additional equity capital on terms more favorable to the Company at the time the holders of such securities choose to exercise them. In addition, should all or substantially all of these securities be exercised, the resulting increase in the amount of the Common Stock in the public market may reduce the market price of the Common Stock.

     Non-Registration in Certain Jurisdictions of Shares Underlying the Warrants. The Company would be unable to issue the Shares underlying the Warrants unless, at the time of exercise, (i) the Company has a current prospectus covering the Shares issuable upon the exercise of the Warrants and (ii) such Shares have been registered, qualified, or deemed to be exempt under the securities laws of the state of residence of the holders of such Warrants. Although the Company will use its best efforts to have all such Shares so registered or qualified on or before the exercise date and to maintain a current prospectus relating thereto until the expiration date of the Warrants, there is no assurance that it will be able to do so.

     Dividends On Common Stock Not Likely. The Company has never paid any cash dividends on its Common Stock. For the foreseeable future it is anticipated that earnings, if any, which may be generated from the Company's operations will be used to finance the growth of the Company and that cash dividends will not be paid to holders of shares of Common Stock.

                            SELLING STOCKHOLDERS

     The following table sets forth (i) the name of each Selling Stockholder, (ii) the number of shares of Common Stock beneficially owned by each Selling Stockholder prior to the offering, (iii) the number of Shares offered for each Selling Stockholder's account, and (iv) the number of shares of Common Stock owned of record by each Selling Stockholder after completion of the offering, assuming all Shares are sold.


   Name of Selling
Stockholder
   Number of Securities
Beneficially Owned
 Prior to Offering
     Number of Securities
Offered for Selling
Stockholder's Account
   Number of Securities
 Owned of Record
After Offering
Dr. Daniel Bida
Dr. Tom Chess
Donald & Co.
Dr. Steven Glassman
Flint Harner
Owen J. Jones, III
Lew Lieberbaum & Co., Inc.
Dr. Kevin O'Grady
Dr. Jack Markusen
Dr. Harvy Passes
Dr. David Roshkind
MWW/Strategic
  Communications, Inc.
3,000
15,000
120,000
5,000
15,000
20,000
50,000
7,100
3,000
30,000
6,000

3,000
3,000
3,000
120,000
5,000
15,000
20,000
50,000
7,100
3,000
30,000
6,000

3,000
0
12,000
0
0
0
0
0
0
0
0
0

0

     The Selling Stockholders shall be entitled to receive all of the proceeds from the sale of their shares of Common Stock.

     None of the Selling Stockholders have had a material relationship with the Company within the past three years.

                            PLAN OF DISTRIBUTION



     The Selling Stockholders may offer and sell the Shares from time to time as market conditions permit, on the NASDAQ/NMS or otherwise, through ordinary brokerage transactions, in negotiated transactions, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. The Selling Stockholders may effect such transactions by selling Shares to or through broker-dealers, and all such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of the securities for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). The aforementioned methods of sale described above may not be all-inclusive.

     Any broker-dealer acquiring securities in the over-the-counter market from the Selling Stockholder may sell the securities either directly, in its normal market-making activities, through or to other brokers on a principal or agency basis, or to its customers. Any such sales may be at prices then prevailing in the over-the-counter market, at prices related to such prevailing market prices or at negotiated prices to its customers or a combination of such methods. Such broker-dealers that act in connection with the sale of the Shares hereunder might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, as amended (the "Securities Act"); any commissions received by them and any profit on the resale of Shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act. Any such commissions, as well as other expenses of the holders and applicable transfer taxes, are payable by such parties, as the case may be.

                                LEGAL MATTERS

     Legal matters in connection with the securities offered hereby will be passed upon for the Company by Breslow & Walker, LLP, 875 Third Avenue, New York, N.Y. 10022. As of the date hereof, Howard S. Breslow, Joel M. Walker, and Gary T. Moomjian, each of whom are partners of Breslow & Walker, LLP own 64,000, 9,000, and 12,000 shares of Common Stock, respectively. Howard S. Breslow is a director of the Company.

                                   EXPERTS

     The financial statements and schedule of Excel Technology, Inc., as of December 31, 1995 and 1994 and for each of the years in the three-year period ended December 31, 1995, have been incorporated by reference herein and elsewhere in this Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP covering the December 31, 1995 financial statements refers to a change in the method of accounting for investments in 1994.

                           ADDITIONAL INFORMATION

     The Company has filed with the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C., a Registration Statement on Form S-3 under the Securities Act of 1933, as amended, for the registration of the securities offered hereby. This Prospectus, which is part of the Registration Statement, does not contain all of the information contained in the Registration Statement. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement, including the exhibits thereto, which may be inspected, without charge, at the Office of the Securities and Exchange Commission, or copies of which may be obtained from the Commission in Washington, D.C., upon payment of the requisite fees. Statements contained in this Prospectus as to the content of any contract or other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

   _________________________________________________             _________________________________________________


     No dealer, salesperson, or other person has been authorized in connection with this offering to give any information or to make any representations other than those contained in this Prospectus. This Prospectus does not constitute an offer or a solicitation in any jurisdiction to anyone to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus, nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the circumstances or the facts herein set forth since the date hereof.






EXCEL TECHNOLOGY, INC.

                      ___________________________

                           TABLE OF CONTENTS
                                                                  Page
Available Information . . . . . . . . . . . . . . . . . . .         2
Documents Incorporated by Reference . . . . . . . . . . . .         2
The Company . . . . . . . . . . . . . . . . . . . . . . . .         3
The Offering. . . . . . . . . . . . . . . . . . . . . . . .         5
Risk Factors. . . . . . . . . . . . . . . . . . . . . . . .         6
Selling Stockholders. . . . . . . . . . . . . . . . . . . .         9
Plan of Distribution. . . . . . . . . . . . . . . . . . . .        10
Legal Matters . . . . . . . . . . . . . . . . . . . . . . .        10
Experts . . . . . . . . . . . . . . . . . . . . . . . . . .        10
Additional Information. . . . . . . . . . . . . . . . . . .        11






PROSPECTUS








                      ___________________________














_________________________________________________

                                                                                                         _____________, 1996












_________________________________________________
                                   PART II

                   INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

     The estimated expenses of the Registrant in connection with the issuance and distribution of the securities being registered hereby are as follows:


   Registration Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $     789
Accounting Fees and Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $ 3,000
Legal fees and expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $ 6,000
Miscellaneous Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $ 1,000

        Total. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $  10,789

____________________________


Item 15.  Indemnification of Director's and Officers.

         Under Section 145 of the Delaware General Corporation
Law the registrant may or shall, subject to various exceptions and limitations, indemnify its directors or officers and may purchase and maintain insurance therefor.

         Pursuant to Section 102(b)(7) of the Delaware General Corporation Law, the Company has included in its Certificate of Incorporation a provision eliminating the personal liability of directors to the Company or its stockholders for damages for breach of fiduciary duty. The principal effect of this provision in the Company's Certificate of Incorporation is to eliminate potential monetary damage actions against any director for breach of his duties as a director except (a) for any breach of the director's duty of loyalty to the corporation or its stockholders,
(b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under section 174 of the Delaware General Corporation Law, which relates to a willful or negligent violation of section 160 (regarding the illegal purchase or redemption of stock by a corporation) or 173 (regarding a corporations illegal declaration or payment of dividends) of the Delaware General Corporation
Law, or (d) for any transaction from which the director for acts or omissions occurring prior to the date of adoption of this provision. In addition, section 145 of the Delaware General Corporation Law empowers a corporation (a) to grant indemnification to any officer or director where it is determined that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful and (b) to advance to an officer or director the expenses of defending claims upon receipt of his undertaking to repay any amount to which it is later determined he is not entitled. The Company's By-laws provide that the Company will indemnify and advance expenses of defense to its officers and directors substantially to the full extent authorized by the Delaware
General Corporation Law.

         The foregoing statement is subject to the detailed provisions of Sections 102 and 145 of the Delaware General
Corporation Law.

Item 16.  Exhibits.

         Exhibit
      Number                                          Documents

        *4                                         Form of Warrant

         5                                         Opinion of Counsel

        23                                         Independent Auditors' Consent

        24                                         Consent of Counsel is contained in the Opinion
                                                   of Counsel, filed as part hereof as Exhibit 5

<F1>
________________________
*Previously filed with initial Registration Statement on May 24, 1996.

Item 17.  Undertakings.


         The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; (2) that, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by final adjudication of such issue.

                                 SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form
S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Town of Hauppauge, State of New York, on November 22, 1996.

                                                                    EXCEL
TECHNOLOGY, INC.



                                                            By:     /s/ J.
Donald Hill
                                                                    J.
Donald Hill, Chairman of the Board,

President and Chief Executive Officer

(Principal Executive Officer)

                                                            By:     /s/
Antoine Dominic
                                                                    Antoine
Dominic, Chief Financial Officer

(Principal Financial and Accounting Officer)


         Pursuant to the requirements of the Securities Act of 1933, Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

               Signature                                                Title                                            Date


/s/ J. Donald Hill                                              Director                                  November 22, 1996
J. Donald Hill

                                                                Director
Steven Georgiev

/s/ Howard S. Breslow                                           Director                                  November 22, 1996
Howard S. Breslow

/s/ Antoine Dominic                                             Director                                  November 22, 1996
Antoine Dominic


                                                                  EXHIBIT 5












          November 22, 1996



Board of Directors
Excel Technology, Inc.
45 Adams Avenue
Hauppauge, New York 11788

Gentlemen:

          It is our opinion that the securities being registered with the Securities and Exchange Commission pursuant to the Registration Statement of Excel Technology, Inc. on Form S-3 will, when sold, be legally issued, fully paid and nonassessable.

          We consent to the filing of this opinion as an exhibit to the aforesaid Registration Statement and further consent to the reference made to us under the caption "Legal Matters" in the Prospectus constituting part of such Registration Statement.


          Very truly yours,

          /s/ Breslow & Walker, LLP

          Breslow & Walker, LLP

                                                                EXHIBIT 23













                      Independent Accountants' Consent



The Board of Directors
Excel Technology, Inc.:


We consent to the use of our report incorporated herein
(Amendment No. 1 to Form S-3) by reference and to the reference to our firm under the heading "Experts" in the prospectus.

Our report refers to a change in the method of accounting for investments in 1994.



          /s/ KPMG Peat Marwick LLP

          KPMG PEAT MARWICK LLP

Jericho, New York
November 21, 1996